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                                                                  EXHIBIT 23.3
                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 (File No. 333-05057) of our report dated May 31, 1996 except as to Note 14 for which the date is September 3, 1996, on our audits of the combined financial statements and financial statement schedule of Pegasus Communications Corporation. We also consent to the reference to our firm under the caption "Experts" and "Selected Historical and Pro Forma Combined Financial Data."

/s/ Coopers & Lybrand L.L.P.
-----------------------------

Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
October 1, 1996


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 (File No. 333-05057) of our report dated March 8, 1996 on our audits of the financial statements of WTLH, Inc.

/s/ Coopers & Lybrand L.L.P.
-----------------------------

Coopers & Lybrand L.L.P.


Jacksonville, Florida
October 1, 1996


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 (File No. 333-05057) of our report, which includes an explanatory paragraph regarding the restatement of depreciation expense, dated August 9, 1996 on our audits of the financial statements of Dom's Tele-Cable, Inc.

/s/ Coopers & Lybrand L.L.P.
-----------------------------

Coopers & Lybrand L.L.P.


San Juan, Puerto Rico
October 1, 1996